UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Amgen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37702	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive
Thousand Oaks, California		91320-1799
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 447-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	AMGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Peter H. Griffith, Chief Financial Officer

On May 19, 2026, Amgen Inc. (the “Company”) publicly announced that Peter H. Griffith will retire from the role of the Company’s Executive Vice President and Chief Financial Officer, effective August 31, 2026. In connection with the transition of his role, Mr. Griffith will remain employed as an Executive Vice President, a non-executive officer position from September 1, 2026 until January 31, 2027. Mr. Griffith is currently retirement eligible under the Company’s plans and policies, and thus upon his departure in January 2027 will receive the retirement benefits provided by the Company’s plans and policies, described in the Company’s filings, including the Company’s proxy statement.

Appointment of Thomas Dittrich, Executive Vice President and Chief Financial Officer

In connection with Mr. Griffith’s retirement, on May 19, 2026, the Board of Directors approved hiring Thomas Dittrich, age 62, to serve as Executive Vice President, a non-executive officer position, effective July 1, 2026 through August 31, 2026.

Effective September 1, 2026, he will serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Dittrich will report to Robert A. Bradway, Chairman and Chief Executive Officer.

Mr. Dittrich will initially be based in Rotkreuz, Switzerland and will be employed by Amgen (Europe) GmbH pursuant to an Employment Offer Agreement with Amgen (Europe) GmbH dated May 16, 2026. Mr. Dittrich is expected to relocate to Thousand Oaks, California in connection with his transition to Chief Financial Officer in September 2026.

The Employment Offer Agreement provides that Mr. Dittrich will receive an annual base salary of CHF 1,070,000 and will be eligible to participate in the Company’s Global Management Incentive Plan with a target opportunity of 100% of base salary. As long-term equity compensation for fiscal 2026, Mr. Dittrich will be granted annual long-term incentive awards with a target value of CHF 4,500,000, composed of non-qualified stock options valued at CHF 1,350,000 and restricted stock units (“RSUs”) valued at CHF 900,000, that each vest 25% per year from the date of grant, and 2026-2028 long-term performance units (with modified goals to account for mid-year hire date) valued at CHF 2,250,000.

In order to compensate Mr. Dittrich for foregone equity and incentive compensation at his current employer, he will be granted a one-time RSU award with a value of CHF 4,700,000 that vests 25% per year from the date of grant, and a one-time cash bonus of CHF 4,000,000 as part of his Swiss employment.

Separately, to also compensate Mr. Dittrich for foregone equity and incentive compensation at his current employer, Mr. Dittrich will receive a one-time, two-year retention bonus of CHF 5,800,000, that is repayable, pro-rata based on days served, in the event Mr. Dittrich resigns, or the Company terminates his employment for certain misconduct, within two years of his hire date.

In connection with his relocation to Thousand Oaks from Switzerland in September 2026 in order to assume the CFO role, Mr. Dittrich's employment will be transferred to Amgen International AG and he will receive relocation benefits generally provided to other Executive Vice Presidents who relocate, plus a relocation allowance of CHF 250,000. These relocation benefits are provided under an Expatriate Assignment Letter of Understanding dated May 16, 2026.

Mr. Dittrich will also receive our standard severance agreement that provides severance protection in the event of a termination of employment by the Company, other than for cause, within two years of his hire date at a benefit multiple of two times his salary and target bonus.

The foregoing descriptions of the Employment Offer Agreement and the Expatriate Assignment Letter of Understanding do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Thomas Dittrich’s Background

Mr. Dittrich has most recently served as Chief Financial Officer of Galderma Group AG, a Swiss public company focused on dermatology, since October 2019, with his service expected to continue through June 30, 2026, overseeing global finance, investor relations, strategic sourcing, IT, corporate strategy, and a company-wide transformation program and leading the company through its initial public offering in 2024. Previously, Mr. Dittrich was the Chief Financial Officer and an executive member of the Board of

Directors of Shire Pharmaceuticals, a global biotechnology company with a focus on rare diseases and neuroscience acquired by Takeda Pharmaceutical Company in January 2019, from March 2018 to March 2019. Prior to Shire, he was Chief Financial Officer, and a member of the Executive Committee, of Sulzer AG, a global leader in fluid engineering, from August 2014 to March 2018, and where he served as interim Chief Executive Officer between August and December 2015. Prior to joining Sulzer, Mr. Dittrich worked for eight years at the Company and served as Vice President, Finance Corporate Planning and Chief Accounting Officer, from May 2010 to August 2014, and as Vice President, Finance, from April 2006 to April 2010. Earlier in his career, Mr. Dittrich held various finance and general manager positions during eight years at Dell, Inc. and worked in mergers and acquisitions and management consulting roles. Since 2014, Mr. Dittrich has served on the Board of Directors of SIG Group AG, a Swiss public packaging and container manufacturer, where he chairs the Audit and Risk Committee and is a member of the Nomination and Governance Committee. Mr. Dittrich holds a Master of Science in Mechanical Engineering and Robotics from the Technical University of Munich and a Master in Finance, Controlling and Accounting from the University of St. Gallen.

Except as described above, there are no transactions between Mr. Dittrich (or any member of his immediate family) and the Company (or any of its subsidiaries) and there are no family relationships between Mr. Dittrich and any director or executive officer of the Company, or with any person selected to become a director or an executive officer of the Company.

Additional Information

A copy of the press release announcing Mr. Griffith’s retirement, and the hiring of Mr. Dittrich, as Chief Financial Officer, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
10.1	Employment Offer Agreement, dated May 16, 2026.
10.2	Expatriate Assignment Letter of Understanding, dated May 16, 2026.
99.1	Press Release, dated May 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date:	May 19, 2026	By:	/s/ Jonathan P. Graham
Name: Jonathan P. Graham
Title: Executive Vice President and General Counsel and Secretary